Exhibit 99.1

News Release
Contact: Ken Dennard / Natalie Hairston Dennard Lascar Investor Relations (713) 529-6600 TCBX@dennardlascar.com

FOR IMMEDIATE RELEASE

THIRD COAST BANCSHARES, INC. REPORTS

2024 FIRST QUARTER FINANCIAL RESULTS

Continued Growth Results in Record EPS of $0.68 and Diluted EPS of $0.61

HOUSTON, TX – April 24, 2024 – Third Coast Bancshares, Inc. (NASDAQ: TCBX) (the “Company,” “Third Coast,” “we,” “us,” or “our”), the bank holding company for Third Coast Bank, today reported its 2024 first quarter financial results.

2024 First Quarter Financial and Operational Highlights

•
Net income for the first quarter of 2024 totaled $10.4 million, or $0.68 and $0.61 per basic and diluted share, respectively, compared to $9.7 million, or $0.62 and $0.57 per basic and diluted share, respectively, for the fourth quarter of 2023.
•
Total assets increased $264.3 million to a record $4.66 billion as of March 31, 2024, or 6.0% over the $4.40 billion reported as of December 31, 2023.
•
Gross loans grew $107.4 million to $3.75 billion as of March 31, 2024, 3.0% more than the $3.64 billion reported as of December 31, 2023.
•
Deposits increased $247.5 million to $4.05 billion as of March 31, 2024, or 6.5% over the $3.80 billion reported as of December 31, 2023.
•
Book value per share and tangible book value per share(1) increased to $26.18 and $24.79, respectively, as of March 31, 2024, compared to $25.41 and $24.02, respectively, as of December 31, 2023.
•
Opened our 17th location in April 2024 with a de novo branch located in Austin, Texas.

“Third Coast's first quarter results delivered impressive growth across various performance indicators, including the expansion of our balance sheet, improved profitability, and increased operational efficiencies, through prudent expense management,” said Bart Caraway, Chairman, President, and CEO of Third Coast. “Growth in assets, loans, and deposits represented records for the Company, ending the quarter at $4.66 billion in total assets. These results underscore the dedication and hard work of our team as well as our success in aligning the Company's growth initiatives with strategic vision and investor objectives.”

“As we look ahead, our steadfast focus remains on steering the Company towards its strategic goals within the context of the 2024 economic and operational environment. We will continue to execute on a well-balanced business model by generating strong asset growth and maintaining solid credit quality, while improving our efficiency ratio. We have full confidence in the adaptability and proficiency of our team to navigate challenges and capitalize on opportunities as we advance through the year. Through a culture that prioritizes innovation and

____________________________

(1) Non-GAAP financial measure. Please refer to the table titled “GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures” at the end of this press release for a reconciliation of these non-GAAP financial measures.

collaboration, Third Coast is committed to offering a high-quality product portfolio, pursuing an excellent customer experience and delivering shareholder value,” Mr. Caraway concluded.

Operating Results

Net Income and Earnings Per Share

Net income totaled $10.4 million for the first quarter of 2024, compared to $9.7 million for the fourth quarter of 2023 and $9.2 million for the first quarter of 2023. Net income available to common shareholders totaled $9.2 million for the first quarter of 2024, compared to $8.5 million for the fourth quarter of 2023 and $8.1 million for the first quarter of 2023. The quarter-over-quarter increase was primarily due to an increase in net interest income resulting from higher rates on investments and other interest earning assets and savings on noninterest expenses related to the implementation of cost reduction initiatives in prior quarters. Additionally, the increase in net income was offset by a slightly higher provision for credit losses for the quarter. Dividends on our Series A Convertible Non-Cumulative Preferred Stock (“Series A Preferred Stock”) totaled $1.2 million for each of the quarters ended March 31, 2024 and December 31, 2023. Basic and diluted earnings per share were $0.68 per share and $0.61 per share, respectively, in the first quarter of 2024 compared to $0.62 per share and $0.57 per share, respectively, in the fourth quarter of 2023 and $0.60 per share and $0.55 per share, respectively, in the first quarter of 2023.

Net Interest Margin and Net Interest Income

The net interest margin for the first quarter of 2024 was 3.60%, compared to 3.61% for the fourth quarter of 2023 and 3.79% for the first quarter of 2023. The yield on loans for the first quarter of 2024 was consistent with the fourth quarter of 2023 at 7.75% and up from 6.90% for the first quarter of 2023.

Net interest income totaled $38.1 million for the first quarter of 2024, an increase of 2.0% from $37.3 million for the fourth quarter of 2023 and an increase of 16.0% from $32.8 million for the first quarter of 2023. Interest income totaled $78.9 million for the first quarter of 2024, an increase of 2.3% from $77.1 million for the fourth quarter of 2023 and an increase of 37.5% from $57.4 million for the first quarter of 2023. Interest and fees on loans increased $346,000, or 0.5%, compared to the fourth quarter of 2023, and increased $16.8 million, or 31.1%, compared to the first quarter of 2023. Interest expense was $40.8 million for the first quarter of 2024, an increase of $1.1 million, or 2.7%, from $39.7 million for the fourth quarter of 2023 and an increase of $16.2 million, or 66.2%, from $24.5 million for the first quarter of 2023.

Noninterest Income and Noninterest Expense

Noninterest income totaled $2.3 million for the first quarter of 2024, compared to $2.2 million for the fourth quarter of 2023 and $1.9 million for the first quarter of 2023. The sequential increase in noninterest income was primarily due to increased fees from service charges and other fees that were offset by a decrease in fees from derivative transactions.

Noninterest expense totaled $25.9 million for the first quarter of 2024, down from $26.4 million for the fourth quarter of 2023 and up from $22.0 million for the first quarter of 2023. The year-over-year increase was primarily attributed to increased salary expenses, investment in new technology and software, increase in regulatory assessments, increase in data processing expenses related to growth and new products, increased expenses related to new offices, and increased other expenses such as franchise taxes, fraud losses, and deposit related fees.

The efficiency ratio was 64.11% for the first quarter of 2024, compared to 66.89% for the fourth quarter of 2023 and 63.47% for the first quarter of 2023.

Balance Sheet Highlights

Loan Portfolio and Composition

For the quarter ended March 31, 2024, gross loans increased to $3.75 billion, an increase of $107.4 million, or 3.0%, from $3.64 billion as of December 31, 2023, and an increase of $532.9 million, or 16.6%, from $3.21 billion as of March 31, 2023. Commercial and industrial and real estate loans accounted for most of the loan growth for the first quarter of 2024, with commercial and industrial loans increasing $87.2 million and real estate loans increasing $35.4 million from December 31, 2023. The increases were offset slightly by a decrease in municipal loans of $15.0 million from December 31, 2023.

Asset Quality

Nonperforming loans were $21.7 million at March 31, 2024, compared to $17.3 million at December 31, 2023, and $9.5 million at March 31, 2023. As of March 31, 2024, the nonperforming loans to total loans ratio was 0.58%, compared to 0.48% as of December 31, 2023, and 0.30% as of March 31, 2023. The net increase in nonaccrual loans from quarter-to-quarter of $1.5 million was primarily the result of three commercial and industrial loans and a commercial real estate loan being placed on nonaccrual totaling $3.0 million. The increase was partially offset by nonaccrual loan charge-offs of $549,000 and nonaccrual loan paydowns of $629,000 during the quarter. The increase in loans over 90 days and still accruing was primarily the result of a $2.9 million commercial real estate loan that matured and was pending renewal at the end of the quarter.

The provision for credit loss recorded for the first quarter of 2024 was $1.6 million and related to provisioning for new loans and commitments. The allowance for credit losses of $38.1 million represented 1.02% of the $3.75 billion in gross loans outstanding as of March 31, 2024.

The Company recorded a net charge-off of $742,000 for the three months ended March 31, 2024 and a net recovery of $364,000 for the three months ended March 31, 2023.

Deposits and Composition

Deposits totaled $4.05 billion as of March 31, 2024, an increase of 6.5% from $3.80 billion as of December 31, 2023, and an increase of 21.9% from $3.32 billion as of March 31, 2023. Noninterest-bearing demand deposits decreased from $459.6 million as of December 31, 2023, to $424.0 million as of March 31, 2024 and represented 10.5% of total deposits as of March 31, 2024, compared to 12.1% of total deposits as of December 31, 2023. As of March 31, 2024, interest-bearing demand deposits increased $242.2 million, or 8.5%, time deposits increased $25.2 million, or 5.3%, and savings accounts increased $15.6 million, or 62.6%, respectively, from December 31, 2023.

The average cost of deposits was 4.09% for the first quarter of 2024, representing a 2-basis point increase from the fourth quarter of 2023 and a 117-basis point increase from the first quarter of 2023. The year-over-year increase was due to interest-bearing demand deposit growth and the increase in rates paid on interest-bearing demand deposits.

Earnings Conference Call

Third Coast has scheduled a conference call to discuss its 2024 first quarter results, which will be broadcast live over the Internet, on Thursday, April 25, 2024, at 11:00 a.m. Eastern Time / 10:00 a.m. Central Time. To participate in the call, dial 201-389-0869 and ask for the Third Coast Bancshares, Inc. call at least 10 minutes prior to the start time, or access it live over the Internet at https://ir.thirdcoast.bank/events-and-presentations/events/. For those who cannot listen to the live call, a replay will be available through May 2, 2024, and may be accessed by dialing 201-612-7415 and using passcode 13744292#. Also, an archive of the webcast will be available shortly after the call at https://ir.thirdcoast.bank/events-and-presentations/events/ for 90 days.

About Third Coast Bancshares, Inc.

Third Coast Bancshares, Inc. is a commercially focused, Texas-based bank holding company operating primarily in the Greater Houston, Dallas-Fort Worth, and Austin-San Antonio markets through its wholly owned subsidiary, Third Coast Bank. Founded in 2008 in Humble, Texas, Third Coast Bank conducts banking operations through 17 branches encompassing the four largest metropolitan areas in Texas. Please visit https://www.thirdcoast.bank for more information.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “looking ahead,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: interest rate risk and fluctuations in interest rates; market conditions and economic trends generally and in the banking industry; our ability to maintain important deposit relationships; our ability to grow or maintain our deposit base; our ability to implement our expansion strategy; our ability to pay dividends on our Series A Preferred Stock; credit risk associated with our business; and changes in key management personnel. For a discussion of additional factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (the “SEC”), and our other filings with the SEC.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including Tangible Common Equity, Tangible Book Value Per Share, Tangible Common Equity to Tangible Assets and Return on Average Tangible Common Equity, which are supplemental measures that are not required by, or are not presented in accordance with GAAP. Please refer to the table titled “GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures” at the end of this press release for a reconciliation of these non-GAAP financial measures.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	2024	2023
(Dollars in thousands)	March 31	December 31	September 30	June 30	March 31

ASSETS
Cash and cash equivalents:
Cash and due from banks	$367,831	$296,926	$142,122	$244,813	$309,153
Federal funds sold	130,429	114,919	144,408	23,206	1,789
Total cash and cash equivalents	498,260	411,845	286,530	268,019	310,942

Investment securities available-for-sale	246,291	178,087	201,035	194,467	180,376
Loans held for investment	3,746,178	3,638,788	3,559,953	3,334,277	3,213,326
Less: allowance for credit losses	(38,140)	(37,022)	(38,067)	(37,243)	(35,915)
Loans, net	3,708,038	3,601,766	3,521,886	3,297,034	3,177,411
Accrued interest receivable	25,769	23,120	22,821	19,579	19,026
Premises and equipment, net	26,844	28,554	29,010	28,720	28,504
Bank-owned life insurance	66,443	65,861	65,303	64,762	64,235
Non-marketable securities, at cost	16,095	16,041	15,799	20,687	14,751
Deferred tax asset, net	8,712	9,227	8,335	7,808	7,146
Derivative assets	11,015	8,828	10,889	9,372	8,793
Right-of-use assets - operating leases	20,729	21,439	21,192	21,778	19,328
Core Deposit Intangible, net	929	969	1,009	1,050	1,090
Goodwill	18,034	18,034	18,034	18,034	18,034
Other assets	13,244	12,303	13,949	12,172	10,021
Total assets	$4,660,403	$4,396,074	$4,215,792	$3,963,482	$3,859,657

LIABILITIES
Deposits:
Noninterest bearing	$424,019	$459,553	$500,187	$529,474	$516,909
Interest bearing	3,626,653	3,343,595	3,146,635	2,878,807	2,805,624
Total deposits	4,050,672	3,803,148	3,646,822	3,408,281	3,322,533

Accrued interest payable	3,927	4,794	4,318	3,522	1,636
Derivative liabilities	8,253	10,687	10,519	9,177	7,271
Lease liability - operating leases	21,647	22,280	21,958	22,439	19,845
Other liabilities	27,806	23,763	15,467	12,792	10,054
Line of credit - Senior Debt	43,875	38,875	35,875	30,875	30,875
Note payable - Subordinated Debentures, net	80,605	80,553	80,502	80,451	80,399
Total liabilities	4,236,785	3,984,100	3,815,461	3,567,537	3,472,613

SHAREHOLDERS' EQUITY
Series A Convertible Non-Cumulative Preferred Stock	69	69	69	69	69
Series B Convertible Perpetual Preferred Stock	-	-	-	-	-
Common stock	13,731	13,683	13,679	13,688	13,658
Common stock - non-voting	-	-	-	-	-
Additional paid-in capital	320,077	319,613	319,134	318,769	318,350
Retained earnings	87,971	78,775	70,283	65,889	58,182
Accumulated other comprehensive income (loss)	2,869	933	(1,735)	(1,371)	(2,116)
Treasury stock, at cost	(1,099)	(1,099)	(1,099)	(1,099)	(1,099)
Total shareholders' equity	423,618	411,974	400,331	395,945	387,044
Total liabilities and shareholders' equity	$4,660,403	$4,396,074	$4,215,792	$3,963,482	$3,859,657

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Year Ended
	2024	2023				2023
(Dollars in thousands, except per share data)	March 31	December 31	September 30	June 30	March 31	December 31

INTEREST INCOME:
Loans, including fees	$70,671	$70,325	$65,380	$59,295	$53,911	$248,911
Investment securities available-for-sale	3,093	2,746	1,990	2,029	1,548	8,313
Federal funds sold and other	5,112	3,996	2,015	1,389	1,920	9,320
Total interest income	78,876	77,067	69,385	62,713	57,379	266,544

INTEREST EXPENSE:
Deposit accounts	38,698	37,671	30,345	24,936	22,092	115,044
FHLB advances and other borrowings	2,099	2,065	3,772	3,681	2,457	11,975
Total interest expense	40,797	39,736	34,117	28,617	24,549	127,019

Net interest income	38,079	37,331	35,268	34,096	32,830	139,525

Provision for credit losses	1,560	1,100	2,620	1,400	1,200	6,320

Net interest income after credit loss expense	36,519	36,231	32,648	32,696	31,630	133,205

NONINTEREST INCOME:
Service charges and fees	1,505	850	884	720	779	3,233
Earnings on bank-owned life insurance	582	559	541	526	475	2,101
Gain on sale of investment securities available-for-sale	157	21	364	-	97	482
Gain on sale of SBA loans	30	326	114	-	-	440
Derivative fees	66	358	159	247	(1)	763
Other	3	43	(196)	787	552	1,186
Total noninterest income	2,343	2,157	1,866	2,280	1,902	8,205

NONINTEREST EXPENSE:
Salaries and employee benefits	16,502	16,119	17,353	15,033	13,712	62,217
Occupancy and equipment expense	3,045	2,875	2,925	2,852	2,633	11,285
Legal and professional	1,385	2,305	2,001	1,547	1,930	7,783
Data processing and network expense	1,418	987	1,284	1,261	1,203	4,735
Regulatory assessments	980	942	532	458	666	2,598
Advertising and marketing	355	614	515	812	686	2,627
Software purchases and maintenance	817	839	729	455	352	2,375
Loan operations	226	134	272	302	(35)	673
Telephone and communications	134	125	117	129	139	510
Other	1,052	1,474	1,777	986	758	4,995
Total noninterest expense	25,914	26,414	27,505	23,835	22,044	99,798

NET INCOME BEFORE INCOME TAX EXPENSE	12,948	11,974	7,009	11,141	11,488	41,612

Income tax expense	2,581	2,285	1,431	2,250	2,245	8,211

NET INCOME	10,367	9,689	5,578	8,891	9,243	33,401

Preferred stock dividends declared	1,171	1,197	1,184	1,184	1,171	4,736

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$9,196	$8,492	$4,394	$7,707	$8,072	$28,665

EARNINGS PER COMMON SHARE:
Basic earnings per share	$0.68	$0.62	$0.32	$0.57	$0.60	$2.11
Diluted earnings per share	$0.61	$0.57	$0.32	$0.53	$0.55	$1.98

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Year Ended
	2024	2023				2023
(Dollars in thousands, except share and per share data)	March 31	December 31	September 30	June 30	March 31	December 31

Earnings per share, basic	$0.68	$0.62	$0.32	$0.57	$0.60	$2.11
Earnings per share, diluted	$0.61	$0.57	$0.32	$0.53	$0.55	$1.98
Dividends on common stock	$-	$-	$-	$-	$-	$-
Dividends on Series A Convertible Non-Cumulative Preferred Stock	$16.88	$17.25	$17.06	$17.06	$16.88	$68.25

Return on average assets (A)	0.95%	0.90%	0.56%	0.96%	1.02%	0.86%
Return on average common equity (A)	10.44%	9.86%	5.19%	9.44%	10.28%	8.66%
Return on average tangible common equity (A) (B)	11.03%	10.44%	5.50%	10.02%	10.93%	9.19%
Net interest margin (A) (C)	3.60%	3.61%	3.71%	3.82%	3.79%	3.73%
Efficiency ratio (D)	64.11%	66.89%	74.07%	65.52%	63.47%	67.55%

Capital Ratios
Third Coast Bancshares, Inc. (consolidated):
Total common equity to total assets	7.67%	7.86%	7.93%	8.32%	8.31%	7.86%
Tangible common equity to tangible assets (B)	7.29%	7.46%	7.51%	7.88%	7.86%	7.46%
Common equity tier 1 (to risk weighted assets)	7.97%	8.06%	8.01%	7.75%	7.89%	8.06%
Tier 1 capital (to risk weighted assets)	9.54%	9.70%	9.68%	9.39%	9.61%	9.70%
Total capital (to risk weighted assets)	12.41%	12.66%	12.72%	12.31%	12.63%	12.66%
Tier 1 capital (to average assets)	9.15%	9.23%	9.79%	10.17%	10.14%	9.23%

Third Coast Bank:
Common equity tier 1 (to risk weighted assets)	12.32%	12.52%	12.48%	12.06%	12.32%	12.52%
Tier 1 capital (to risk weighted assets)	12.32%	12.52%	12.48%	12.06%	12.32%	12.52%
Total capital (to risk weighted assets)	13.28%	13.49%	13.49%	12.99%	13.25%	13.49%
Tier 1 capital (to average assets)	11.81%	11.91%	12.62%	13.06%	13.00%	11.91%

Other Data
Weighted average shares:
Basic	13,606,256	13,603,149	13,608,718	13,588,747	13,532,545	13,583,553
Diluted	16,936,003	16,890,381	13,873,187	16,855,822	16,801,815	16,877,891
Period end shares outstanding	13,652,888	13,604,665	13,600,211	13,609,697	13,579,498	13,604,665
Book value per share	$26.18	$25.41	$24.57	$24.23	$23.63	$25.41
Tangible book value per share (B)	$24.79	$24.02	$23.17	$22.82	$22.22	$24.02

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(A) Interim periods annualized.

(B) Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on pages 11 and 12 of this News Release.

(C) Net interest margin represents net interest income divided by average interest-earning assets.

(D) Represents total noninterest expense divided by the sum of net interest income plus noninterest income. Taxes and provision for credit losses are not part of this calculation.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	March 31, 2024			December 31, 2023			March 31, 2023
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)

Assets
Interest-earnings assets:
Investment securities	$202,277	$3,093	6.15%	$203,376	$2,746	5.36%	$178,197	$1,548	3.52%
Loans, gross	3,665,378	70,671	7.75%	3,600,980	70,325	7.75%	3,170,828	53,911	6.90%
Federal funds sold and other interest-earning assets	383,929	5,112	5.36%	299,165	3,996	5.30%	167,694	1,920	4.64%
Total interest-earning assets	4,251,584	78,876	7.46%	4,103,521	77,067	7.45%	3,516,719	57,379	6.62%
Less allowance for loan losses	(37,278)			(38,274)			(34,879)
Total interest-earning assets, net of allowance	4,214,306			4,065,247			3,481,840
Noninterest-earning assets	193,070			194,659			182,869
Total assets	$4,407,376			$4,259,906			$3,664,709

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$3,346,847	$38,698	4.65%	$3,202,462	$37,671	4.67%	$2,595,750	$22,092	3.45%
Note payable and line of credit	120,884	2,099	6.98%	118,816	2,065	6.90%	111,250	1,814	6.61%
FHLB advances	—	—	—	—	—	—	52,803	643	4.94%
Total interest-bearing liabilities	3,467,731	40,797	4.73%	3,321,278	39,736	4.75%	2,759,803	24,549	3.61%
Noninterest-bearing deposits	457,054			472,738			477,706
Other liabilities	61,945			57,918			42,406
Total liabilities	3,986,730			3,851,934			3,279,915
Shareholders’ equity	420,646			407,972			384,794
Total liabilities and shareholders’ equity	$4,407,376			$4,259,906			$3,664,709
Net interest income		$38,079			$37,331			$32,830
Net interest spread (1)			2.73%			2.70%			3.01%
Net interest margin (2)			3.60%			3.61%			3.79%

___________

(1) Net interest spread is the average yield on interest earning assets minus the average rate on interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) Interest earned/paid includes accretion of deferred loan fees, premiums and discounts.

(4) Annualized.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	2024	2023
(Dollars in thousands)	March 31	December 31	September 30	June 30	March 31

Period-end Loan Portfolio:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$510,266	$520,822	$517,917	$513,934	$508,936
Non-farm non-residential non-owner occupied	598,311	586,626	566,973	547,120	511,546
Residential	345,890	342,589	326,354	310,842	286,358
Construction, development & other	725,176	693,553	655,822	595,601	627,143
Farmland	29,706	30,396	30,646	24,219	22,512
Commercial & industrial	1,350,289	1,263,077	1,288,320	1,164,624	1,112,638
Consumer	2,382	2,555	2,665	2,891	3,280
Municipal and other	184,158	199,170	171,256	175,046	140,913
Total loans	$3,746,178	$3,638,788	$3,559,953	$3,334,277	$3,213,326

Asset Quality:
Nonaccrual loans	$18,130	$16,649	$13,963	$9,968	$9,482
Loans > 90 days and still accruing	3,614	670	2,442	-	-
Total nonperforming loans	21,744	17,319	16,405	9,968	9,482
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$21,744	$17,319	$16,405	$9,968	$9,482

QTD Net charge-offs (recoveries)	$742	$1,505	$24	$72	$(364)

Nonaccrual loans:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$2,369	$1,211	$978	$832	$855
Non-farm non-residential non-owner occupied	1,225	1,235	1,235	1,417	282
Residential	2,837	2,938	3,058	494	506
Construction, development & other	406	247	567	36	39
Commercial & industrial	11,293	11,018	8,125	7,189	7,800
Total nonaccrual loans	$18,130	$16,649	$13,963	$9,968	$9,482

Asset Quality Ratios:
Nonperforming assets to total assets	0.47%	0.39%	0.39%	0.25%	0.25%
Nonperforming loans to total loans	0.58%	0.48%	0.46%	0.30%	0.30%
Allowance for credit losses to total loans	1.02%	1.02%	1.07%	1.12%	1.12%
QTD Net charge-offs (recoveries) to average loans (annualized)	0.08%	0.17%	0.00%	0.01%	(0.05%)

Third Coast Bancshares, Inc. and Subsidiary

GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures

(unaudited)

Our accounting and reporting policies conform to GAAP (generally accepted accounting principles) and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional financial measures discussed in this earnings release as being non-GAAP financial measures. Specifically, we review Tangible Common Equity, Tangible Book Value Per Share, Tangible Common Equity to Tangible Assets, and Return on Average Tangible Common Equity for internal planning and forecasting purposes. We classify a financial measure as a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios, or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP.

The non-GAAP financial measures that we discuss in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this earnings release may differ from that of other companies reporting measures with similar names. It is important to understand how other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Management believes the following non-GAAP financial measures assist investors in understanding the financial condition of the company:

•
Tangible Common Equity. The most directly comparable GAAP financial measure for tangible common equity is total shareholders’ equity. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of tangible common equity.
•
Tangible Book Value Per Share. The most directly comparable GAAP financial measure for tangible book value per share is book value per share. We believe that the tangible book value per share measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.
•
Tangible Common Equity to Tangible Assets. The most directly comparable GAAP financial measure for tangible common equity is total shareholders’ equity, the most directly comparable GAAP financial measure for tangible assets is total assets, and the most directly comparable GAAP financial measure for tangible common equity to tangible assets is total shareholders’ equity to total assets. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of tangible common equity to tangible assets, each exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing both total shareholders’ equity and assets while not increasing our tangible common equity or tangible assets.
•
Return on Average Tangible Common Equity. The most directly comparable GAAP financial measure for average tangible common equity is average shareholders' equity, and the most directly comparable GAAP financial measure for return on average tangible common equity is return on average common equity. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of return on average tangible common equity, exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing average shareholders’ equity while not increasing our tangible common equity.

The calculations of these non-GAAP financial measures are as follows:

	Three Months Ended					Year Ended
	2024	2023				2023
(Dollars in thousands, except share and per share data)	March 31	December 31	September 30	June 30	March 31	December 31

Tangible Common Equity:
Total shareholders' equity	$423,618	$411,974	$400,331	$395,945	$387,044	$411,974
Less: Preferred stock including additional paid in capital	66,225	66,225	66,225	66,225	66,225	66,225
Total common equity	357,393	345,749	334,106	329,720	320,819	345,749
Less: Goodwill and core deposit intangibles, net	18,963	19,003	19,043	19,084	19,124	19,003
Tangible common equity	$338,430	$326,746	$315,063	$310,636	$301,695	$326,746

Common shares outstanding at end of period	13,652,888	13,604,665	13,600,211	13,609,697	13,579,498	13,604,665

Book Value Per Share	$26.18	$25.41	$24.57	$24.23	$23.63	$25.41
Tangible Book Value Per Share	$24.79	$24.02	$23.17	$22.82	$22.22	$24.02

Tangible Assets:
Total assets	$4,660,403	$4,396,074	$4,215,792	$3,963,482	$3,859,657	$4,396,074
Adjustments: Goodwill and core deposit intangibles, net	18,963	19,003	19,043	19,084	19,124	19,003
Tangible assets	$4,641,440	$4,377,071	$4,196,749	$3,944,398	$3,840,533	$4,377,071

Total Common Equity to Total Assets	7.67%	7.86%	7.93%	8.32%	8.31%	7.86%
Tangible Common Equity to Tangible Assets	7.29%	7.46%	7.51%	7.88%	7.86%	7.46%

Average Tangible Common Equity:
Average shareholders' equity	$420,646	$407,972	$402,049	$393,773	$384,794	$397,224
Less: Average preferred stock including additional paid in capital	66,225	66,225	66,225	66,225	66,225	66,225
Average common equity	354,421	341,747	335,824	327,548	318,569	330,999
Less: Average goodwill and core deposit intangibles, net	18,987	19,027	19,068	19,108	19,149	19,088
Average tangible common equity	$335,434	$322,720	$316,756	$308,440	$299,420	$311,911

Net Income	$10,367	$9,689	$5,578	$8,891	$9,243	$33,401
Less: Dividends declared on preferred stock	1,171	1,197	1,184	1,184	1,171	4,736
Net Income Available to Common Shareholders	$9,196	$8,492	$4,394	$7,707	$8,072	$28,665

Return on Average Common Equity(A)	10.44%	9.86%	5.19%	9.44%	10.28%	8.66%
Return on Average Tangible Common Equity(A)	11.03%	10.44%	5.50%	10.02%	10.93%	9.19%

___________

(A) Interim periods annualized.